Exhibit 99.2

       Equinix Reports Fourth Quarter and Year-End 2006 Results


    -- Increased Quarterly Revenues to $79.8 Million, an 8% Increase over the Previous Quarter; Increased Annual Revenues to $286.9 Million, a 30% Increase over 2005 Results

    -- Increased Quarterly EBITDA, a Non-GAAP Financial Measure, to $30.3 Million, a 21% Increase over the Previous Quarter;
        Increased Annual EBITDA, to $102.1 Million, a 46% Increase over 2005 Results

    --  Added 81 New Customers, for a Total of 1,290, Including
        Chicago Mercantile Exchange, Netflix, Network Appliance and
        Timex

    -- Announced Today an Agreement to Acquire its Flagship Silicon Valley IBX Center for $65.0 Million and Announces an
        Incremental Expansion in Singapore for $12.0 Million

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Feb. 7, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly and year-end results for the period ended December 31, 2006.

    Revenues were $79.8 million for the fourth quarter and $286.9 million for the year-ended December 31, 2006, representing an 8% increase over the previous quarter, and a 30% increase over 2005 revenues; however, excluding a non-recurring revenue adjustment that the Company recorded in connection with its adoption of Staff Accounting Bulletin No. 108 (SAB 108), pro forma revenues were $81.0 million for the fourth quarter and $288.1 million for the year-ended December 31, 2006, representing a 10% increase over the previous quarter, and a 30% increase over 2005 revenues. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $76.4 million for the quarter and $273.2 million for the year-ended December 31, 2006, a 9% increase over the previous quarter, and a 31% increase over 2005.

    Non-recurring revenues were $3.4 million in the quarter, consisting primarily of services and installation fees, and $13.7 million for the year ended December 31, 2006. However, excluding the non-recurring revenue adjustment, pro forma non-recurring revenues were $4.6 million in the quarter, an increase of 19% over the previous quarter, and $14.9 million for the year-ended December 31, 2006.

    Note: Equinix uses non-GAAP financial measures, such as pro forma revenues, EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure is attached to this release and commences at the bottom of our condensed consolidated statements of operations - GAAP presentation.

    Cost of revenues were $50.3 million for the fourth quarter, including $853,000 of stock-based compensation, a 2% increase over the previous quarter. Cost of revenues were $188.4 million for the year-ended December 31, 2006, including $3.2 million of stock-based compensation, a 19% increase over cost of revenues for 2005. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $20.0 million and $76.3 million, respectively, were $30.3 million for the fourth quarter and $112.1 million for the year-ended 2006. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation divided by pro forma revenues, for the quarter were 63%, up from 60% the previous quarter. Cash gross margins were 61% for 2006, up from 57% in 2005. On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), cash gross margins were 67% for the fourth quarter, and 65% for the year-ended 2006.

    Selling, general and administrative expenses were $28.1 million for the fourth quarter, including $6.4 million of stock-based compensation, and $104.7 million for the year-ended December 31, 2006, including $27.5 million of stock-based compensation. During the quarter, we recognized greater than expected variable sales and corporate compensation costs totaling $2.8 million. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $7.7 million and $30.8 million, respectively, were $20.4 million for the fourth quarter, a 7% increase from the previous quarter and $73.9 million for 2006, a 33% increase over 2005. This increase included $1.7 million in annual costs related to the audit committee's independent investigation of the Company's stock options practices.

    Net income for the fourth quarter was $9.1 million, including stock-based compensation expense of $7.2 million, the gain on the sale of the Honolulu IBX of $9.6 million and the $1.2 million adjustment recorded in connection with the adoption of SAB 108. This represents basic net income per share of $0.31 on a weighted average share count of 29.1 million and diluted net income per share of $0.30 on a weighted average share count of 32.7 million. Net loss for the year-ended December 31, 2006 was $6.4 million, or a basic and diluted net loss per share of $0.22.

    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and, with respect to the 2006 results, the gain on the sale of the Honolulu IBX and the adjustment recorded in connection with the adoption of SAB 108, for the fourth quarter was $30.3 million and $102.1 million for the year-ended December 31, 2006, an increase of 21% over the previous quarter, and up from $70.1 million in 2005, a 46% increase.

    Capital expenditures in the fourth quarter were $59.4 million, of which $8.9 million was attributed to ongoing capital expenditures and $50.5 million was attributed to expansion capital expenditures. Capital expenditures for the year-ended December 31, 2006 were $162.3 million, of which $31.2 million was attributed to ongoing capital expenditures and $131.1 million was attributed to expansion capital expenditures. The result reflects approximately $25.0 million of expansion capital expenditures that were shifted into 2007 as a result of project timing, offset by an additional $10.0 million of expansion capital expenditures attributed to accelerated customer installs in our newly-opened IBXs and some capitalized interest associated with our recent financing for our Washington D.C. area campus.

    The Company generated cash from operating activities of $26.3 million for the fourth quarter as compared to $20.7 million in the previous quarter. Cash generated from operating activities for the year-ended December 31, 2006 was $75.9 million as compared to $67.6 million in 2005. Cash used in investing activities was $45.1 million in the fourth quarter as compared to $50.0 million in the previous quarter. Cash used in investing activities for the year was $155.0 million as compared to $120.9 million in 2005. Adjusted free cash flow was negative $28.3 million in the fourth quarter, and negative $78.8 million for the year-ended December 31, 2006. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).

    As of December 31, 2006, the Company's cash, cash equivalents and investments were $156.5 million as compared to $188.9 million as of December 31, 2005.

    "2006 was another strong year of growth for the Company," said Peter Van Camp, chairman and CEO, Equinix. "Our business execution, expansion program, and momentum as we completed the year provide a solid foundation to continue to build on our market leadership position in 2007."

    Other Company Developments & Metrics

    -- Equinix announced an agreement to acquire its flagship Silicon Valley property, located in San Jose, California, for $65.0 million.

    -- In Asia, the Company will invest $12.0 million for an incremental expansion in its Singapore IBX, which will provide approximately 450 cabinets.

    -- The Company increased the existing mortgage on its Washington, D.C. area campus from $60.0 million to $100.0 million, and obtained $110.0 million in financing for the previously announced expansion of its Chicago footprint.

    -- On a same IBX basis for the quarter (defined as IBX centers which have been available for new customer installs for at least four full quarters), pro forma revenues were $75.6 million; cost of revenues were $42.0 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $24.8 million and cash gross margins for the quarter were 67%. EBITDA on a same IBX basis for the quarter was $31.0 million.

    -- Equinix added 81 new customers in the fourth quarter and 297 customers for the year 2006, ending the year with 1,290 total customers. Customers added in the fourth quarter include Chicago Mercantile Exchange, Netflix, Network Appliance and Timex, and an additional 18 new customers for the Financial Exchange service. Over 50% of Equinix's new bookings in the quarter came from existing customers, including Electronic Arts, IBM and YouTube.

    -- Based on a total cabinet capacity of approximately 31,000, the number of cabinets billing as of December 31, 2006 was approximately 17,400, up from approximately 16,200 the previous quarter, and up from 14,100 as of December 31, 2005. On a weighted average basis, the number of cabinets billing was approximately 17,200 representing a utilization rate of 55%.

    -- U.S. interconnection service revenues were 22% of U.S. recurring revenues for the fourth quarter and 22% for the year-ended December 31, 2006. Interconnection services revenues represent approximately 20% of total worldwide recurring revenues for the year-ended December 31, 2006.

    Business Outlook

    For the first quarter 2007, the Company expects revenue to be in the range of $84.0 to $85.0 million. Cash gross margins are expected to be approximately 61% including approximately $3.0 million of net cash costs attributed to our expansion IBXs. Cash selling, general and administrative expenses are expected to be approximately $20.0 million. EBITDA is expected to be between $31.0 and $32.0 million. Net loss will approximate $2.0 million, including the impact of approximately $9.0 million of stock-based compensation expense. Net interest expense will be approximately $3.0 million. The weighted average shares outstanding will be approximately 29.5 million. Capital expenditures are expected to be in a range of $55.0 to $60.0 million, comprised of approximately $15.0 million of ongoing capital expenditures and $40.0 to $45.0 million of expansion capital expenditures.

    For the full year of 2007, total revenues are expected to be in the range of $354.0 to $364.0 million. Cash gross margins are expected to be in the range of 59% to 61%. Cash selling, general and administrative expenses are expected to be in the range of $78.0 to $80.0 million. EBITDA is expected to be between $134.0 and $139.0 million, including $9.0 million of net costs related to the Company's expansion projects. Net loss will approximate $21.0 million, including the impact of approximately $40.0 million of stock-based compensation expense. Net interest expense will be approximately $18.0 million. The estimated weighted average shares outstanding will be approximately
30.0 million. Capital expenditures for 2007 are expected to be in a range of $316.0 to $336.0 million, comprised of approximately $36.0 million of ongoing capital expenditures and $280.0 to $300.0 million of expansion capital expenditures, which includes $25.0 million of expansion capital shifted from 2006 into 2007. In addition, the Company will invest capital of $65.0 million for the purchase of the Silicon Valley IBX.

    The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 7, 2007, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 1-773-799-3263 (domestic and international) and reference the pass code (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, February 7, 2007 at 7:30 p.m. (ET) by dialing 1-203-369-0633. In addition, the
Webcast will be available on the Company's Web site at www.equinix.com. No password is required for either method of replay.

    A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This information is also available on our Web Site under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the Company's Internet Business Exchange(TM) (IBX(R)) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; failure to receive the proceeds from our loan commitments as expected; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as pro forma revenues, EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are a non-recurring revenue adjustment with respect to 2006 results, depreciation, amortization, accretion, stock-based compensation, non-cash interest, restructuring charges and, with respect to 2006 results, the gain on Honolulu IBX sale (there was no such activity in 2005). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liability, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. With respect to its 2006 and 2005 results, Equinix excludes restructuring charges and the gain on Honolulu IBX sale. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The gain on Honolulu IBX sale represents a unique transaction for the Company and future sales of IBX centers are not expected. The Honolulu market was not considered a core, strategic market for the Company. Management believes such restructuring charges and the gain on the sale of an IBX center were unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations. Lastly, with respect to its 2006 results, the Company excludes a non-recurring revenue adjustment recorded in the fourth quarter of 2006 as a result of the Company's adoption of Staff Accounting Bulletin No. 108.

    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2006 and 2005, presented within this press release.



                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)
                             (unaudited)


                          Three Months Ended       Twelve Months Ended
                     ----------------------------- -------------------
                     December  September December  December  December
                        31,       30,       31,       31,       31,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------

Recurring revenues    $76,401   $69,918   $58,380  $273,160  $208,003
Non-recurring
 revenues               3,371     3,808     3,418    13,755    13,054
                     --------- --------- --------- --------- ---------
 Revenues              79,772    73,726    61,798   286,915   221,057

Cost of revenues       50,334    49,137    41,715   188,379   158,354
                     --------- --------- --------- --------- ---------
   Gross profit        29,438    24,589    20,083    98,536    62,703
                     --------- --------- --------- --------- ---------

Operating expenses:
 Sales and marketing    9,439     7,502     5,759    32,619    20,552
 General and
  administrative       18,637    18,631    11,516    72,123    45,110
 Restructuring
  charges                   -     1,527    33,814     1,527    33,814
 Gain on Honolulu IBX
  sale                 (9,647)        -         -    (9,647)        -
                     --------- --------- --------- --------- ---------
   Total operating
    expenses           18,429    27,660    51,089    96,622    99,476
                     --------- --------- --------- --------- ---------

Income (loss) from
 operations            11,009    (3,071)  (31,006)    1,914   (36,773)
                     --------- --------- --------- --------- ---------

Interest and other
 income (expense):
 Interest income        1,562     1,724       940     6,627     3,584
 Interest expense and
  other                (3,891)   (3,551)   (2,548)  (14,875)   (8,880)
                     --------- --------- --------- --------- ---------
   Total interest and
    other, net         (2,329)   (1,827)   (1,608)   (8,248)   (5,296)
                     --------- --------- --------- --------- ---------

Net income (loss)
 before income taxes
 and cumulative
 effect of a change
 in accounting
 principle              8,680    (4,898)  (32,614)   (6,334)  (42,069)

 Income taxes             431      (270)       10      (439)     (543)

Net income (loss)
 before cumulative   --------- --------- --------- --------- ---------
 effect of a change
 in accounting
 principle              9,111    (5,168)  (32,604)   (6,773)  (42,612)

 Cumulative effect of
  a change in
  accounting
  principle                 -         -         -       376         -

                     --------- --------- --------- --------- ---------
Net income (loss)      $9,111   $(5,168) $(32,604)  $(6,397) $(42,612)
                     ========= ========= ========= ========= =========

Net income (loss) per
 share:

 Basic net income
  (loss) per share      $0.31    $(0.18)   $(1.25)   $(0.22)   $(1.78)
                     ========= ========= ========= ========= =========

 Diluted net income
  (loss) per share      $0.30    $(0.18)   $(1.25)   $(0.22)   $(1.78)
                     ========= ========= ========= ========= =========

 Shares used in
  computing basic net
  income (loss) per
  share                29,131    28,743    26,100    28,551    23,956
                     ========= ========= ========= ========= =========

 Net income (loss) as
  reported             $9,111   $(5,168) $(32,604)  $(6,397) $(42,612)
   Effect of assumed
    conversion of
    convertible
    subordinated
    debentures            700         -         -         -         -
 Net income (loss)
  used in computing  --------- --------- --------- --------- ---------
  diluted net income
  (loss) per share     $9,811   $(5,168) $(32,604)  $(6,397) $(42,612)
                     ========= ========= ========= ========= =========

 Shares used in
  computing diluted
  net income (loss)
  per share            32,700    28,743    26,100    28,551    23,956
                     ========= ========= ========= ========= =========

----------------------------------------------------------------------


Non-GAAP net income
 (loss) (1)            $7,870    $3,244    $3,196   $17,429     $(521)
                     ========= ========= ========= ========= =========

(1) Non-GAAP net income (loss) excludes the non-recurring revenue adjustment, stock-based compensation, restructuring charges and the gain on Honolulu IBX sale as follows:

 Net income (loss)     $9,111   $(5,168) $(32,604)  $(6,397) $(42,612)
 Non-recurring
  revenue adjustment    1,179         -         -     1,179         -
 Stock-based
  compensation          7,227     6,885     1,986    30,767     8,277
 Restructuring
  charges                   -     1,527    33,814     1,527    33,814
 Gain on Honolulu IBX
  sale                 (9,647)        -         -    (9,647)        -
                     --------- --------- --------- --------- ---------
   Non-GAAP net
    income (loss)      $7,870    $3,244    $3,196   $17,429     $(521)
                     ========= ========= ========= ========= =========




                            EQUINIX, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                             PRESENTATION
                            (in thousands)
                             (unaudited)


                          Three Months Ended       Twelve Months Ended
                     ----------------------------- -------------------
                     December  September December  December  December
                        31,       30,       31,       31,       31,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------

Recurring revenues    $76,401   $69,918   $58,380  $273,160  $208,003
Non-recurring
 revenues               3,371     3,808     3,418    13,755    13,054
                     --------- --------- --------- --------- ---------
    Revenues as
     reported          79,772    73,726    61,798   286,915   221,057
Non-recurring revenue
 adjustment (1)         1,179         -         -     1,179         -
                     --------- --------- --------- --------- ---------
    Pro forma
     revenues (2)      80,951    73,726    61,798   288,094   221,057

Cash cost of revenues
 (3)                   30,287    29,738    25,192   112,142    95,557
                     --------- --------- --------- --------- ---------
          Cash gross
           profit (4)  50,664    43,988    36,606   175,952   125,500
                     --------- --------- --------- --------- ---------

Cash operating
 expenses (5):
    Cash sales and
     marketing
     expenses(6)        7,622     5,864     5,332    25,110    18,931
    Cash general and
     administrative
     expenses (7)      12,770    13,197     9,446    48,770    36,430
                     --------- --------- --------- --------- ---------
          Total cash
           operating
           expenses
           (8)         20,392    19,061    14,778    73,880    55,361
                     --------- --------- --------- --------- ---------

EBITDA (9)            $30,272   $24,927   $21,828  $102,072   $70,139
                     ========= ========= ========= ========= =========


Cash gross margins
 (10)                      63%       60%       59%       61%       57%
                     ========= ========= ========= ========= =========

EBITDA flow-through
 rate (11)                 74%       17%      106%       48%       60%
                     ========= ========= ========= ========= =========

---------------------

(1) This adjustment represents the impact of the Company's adoption of Staff Accounting Bulletin No. 108, which was issued in September 2006.

(2) The geographic split of our pro forma revenues is presented below:

    U.S. pro forma
     revenues         $68,851   $63,654   $53,463  $247,245  $191,390
    Asia-Pacific pro
     forma revenues    12,100    10,072     8,335    40,849    29,667
                     --------- --------- --------- --------- ---------
      Pro forma
       revenues       $80,951   $73,726   $61,798  $288,094  $221,057
                     ========= ========= ========= ========= =========

    Pro forma revenues on a services basis is presented below:

    Colocation        $56,537   $51,678   $43,127  $201,772  $152,606
    Interconnection    15,501    13,862    11,181    53,811    40,877
    Managed
     infrastructure     4,152     4,066     3,760    16,197    14,208
    Rental                211       312       312     1,380       312
                     --------- --------- --------- --------- ---------
      Recurring
       revenues        76,401    69,918    58,380   273,160   208,003
    Pro forma non-
     recurring
     revenues           4,550     3,808     3,418    14,934    13,054
                     --------- --------- --------- --------- ---------
      Pro forma
       revenues       $80,951   $73,726   $61,798  $288,094  $221,057
                     ========= ========= ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers  $75,618   $71,572   $56,752  $277,910  $211,267
    New IBX centers     5,333     2,154     5,046    10,184     9,790
                     --------- --------- --------- --------- ---------
      Pro forma
       revenues       $80,951   $73,726   $61,798  $288,094  $221,057
                     ========= ========= ========= ========= =========

(3) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues  $50,334   $49,137   $41,715  $188,379  $158,354
    Depreciation,
     amortization and
     accretion
     expense          (19,194)  (18,735)  (16,523)  (72,999)  (62,797)
    Stock-based
     compensation
     expense             (853)     (664)        -    (3,238)        -
                     --------- --------- --------- --------- ---------
      Cash cost of
       revenues       $30,287   $29,738   $25,192  $112,142   $95,557
                     ========= ========= ========= ========= =========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost of
     revenues         $25,019   $25,154   $20,954   $93,436   $79,287
    Asia-Pacific cash
     cost of revenues   5,268     4,584     4,238    18,706    16,270
                     --------- --------- --------- --------- ---------
      Cash cost of
       revenues       $30,287   $29,738   $25,192  $112,142   $95,557
                     ========= ========= ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers-
     cash cost of
     revenues         $24,753   $26,422   $21,605   $98,500   $87,378
    Same IBX centers-
     depreciation,
     amortization and
     accretion
     expense           16,420    16,445    14,277    64,830    56,687
    Same IBX centers-
     stock-based
     compensation
     expense              854       632         -     3,207         -
                     --------- --------- --------- --------- ---------
      Same IBX
       centers cost
       of revenues     42,027    43,499    35,882   166,537   144,065
                     --------- --------- --------- --------- ---------

    New IBX centers-
     cash cost of
     revenues           5,534     3,316     3,587    13,642     8,179
    New IBX centers-
     depreciation,
     amortization and
     accretion
     expense            2,774     2,290     2,246     8,169     6,110
    New IBX centers-
     stock-based
     compensation
     expense               (1)       32         -        31         -
                     --------- --------- --------- --------- ---------
      New IBX centers
       cost of
       revenues         8,307     5,638     5,833    21,842    14,289
                     --------- --------- --------- --------- ---------

          Cost of
           revenues   $50,334   $49,137   $41,715  $188,379  $158,354
                     ========= ========= ========= ========= =========

(4) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(5) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(6) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses          $9,439    $7,502    $5,759   $32,619   $20,552
    Depreciation and
     amortization
     expense              (15)      (15)      (15)      (60)      (60)
    Stock-based
     compensation
     expense           (1,802)   (1,623)     (412)   (7,449)   (1,561)
                     --------- --------- --------- --------- ---------
      Cash sales and
       marketing
       expenses        $7,622    $5,864    $5,332   $25,110   $18,931
                     ========= ========= ========= ========= =========

(7) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses         $18,637   $18,631   $11,516   $72,123   $45,110
    Depreciation and
     amortization
     expense           (1,295)     (836)     (496)   (3,273)   (1,964)
    Stock-based
     compensation
     expense           (4,572)   (4,598)   (1,574)  (20,080)   (6,716)
                     --------- --------- --------- --------- ---------
      Cash general
       and
       administrative
       expenses       $12,770   $13,197    $9,446   $48,770   $36,430
                     ========= ========= ========= ========= =========

(8) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses          $7,622    $5,864    $5,332   $25,110   $18,931
    Cash general and
     administrative
     expenses          12,770    13,197     9,446    48,770    36,430
                     --------- --------- --------- --------- ---------
      Cash SG&A       $20,392   $19,061   $14,778   $73,880   $55,361
                     ========= ========= ========= ========= =========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A    $16,899   $16,261   $12,026   $61,086   $44,758
    Asia-Pacific cash
     SG&A               3,493     2,800     2,752    12,794    10,603
                     --------- --------- --------- --------- ---------
      Cash SG&A       $20,392   $19,061   $14,778   $73,880   $55,361
                     ========= ========= ========= ========= =========

(9) We define EBITDA as income (loss) from operations less the non-recurring revenue adjustment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and the gain on Honolulu IBX sale as presented below:

    Income (loss)
     from operations  $11,009   $(3,071) $(31,006)   $1,914  $(36,773)
    Non-recurring
     revenue
     adjustment         1,179         -         -     1,179         -
    Depreciation,
     amortization and
     accretion
     expense           20,504    19,586    17,034    76,332    64,821
    Stock-based
     compensation
     expense            7,227     6,885     1,986    30,767     8,277
    Restructuring
     charges                -     1,527    33,814     1,527    33,814
    Gain on Honolulu
     IBX sale          (9,647)        -         -    (9,647)        -
                     --------- --------- --------- --------- ---------
      EBITDA          $30,272   $24,927   $21,828  $102,072   $70,139
                     ========= ========= ========= ========= =========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations        $9,695   $(3,967) $(31,504)      $76  $(35,448)
    U.S. non-
     recurring
     revenue
     adjustment         1,179         -         -     1,179         -
    U.S.
     depreciation,
     amortization and
     accretion
     expense           19,448    18,607    16,187    72,340    60,702
    U.S. stock-based
     compensation
     expense            6,258     6,072     1,986    27,248     8,277
    U.S.
     restructuring
     charges                -     1,527    33,814     1,527    33,814
    U.S. gain on
     Honolulu IBX
     sale              (9,647)        -         -    (9,647)        -
                     --------- --------- --------- --------- ---------
      U.S. EBITDA      26,933    22,239    20,483    92,723    67,345
                     --------- --------- --------- --------- ---------

    Asia-Pacific
     income (loss)
     from operations    1,314       896       498     1,838    (1,325)
    Asia-Pacific non-
     recurring
     revenue
     adjustment             -         -         -         -         -
    Asia-Pacific
     depreciation,
     amortization and
     accretion
     expense            1,056       979       847     3,992     4,119
    Asia-Pacific
     stock-based
     compensation
     expense              969       813         -     3,519         -
    Asia-Pacific
     restructuring
     charges                -         -         -         -         -
    Asia-Pacific gain
     on Honolulu IBX
     sale                   -         -         -         -         -
                     --------- --------- --------- --------- ---------
      Asia-Pacific
       EBITDA           3,339     2,688     1,345     9,349     2,794
                     --------- --------- --------- --------- ---------

          EBITDA      $30,272   $24,927   $21,828  $102,072   $70,139
                     ========= ========= ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX centers-
     income (loss)
     from operations  $14,541      $944  $(29,882)  $15,193  $(31,061)
    Same IBX centers-
     non-recurring
     revenue
     adjustment         1,179         -         -     1,179         -
    Same IBX centers-
     depreciation,
     amortization and
     accretion
     expense           17,730    17,296    14,788    68,163    58,711
    Same IBX centers-
     stock-based
     compensation
     expense            7,228     6,853     1,986    30,736     8,277
    Same IBX centers-
     restructuring
     charges                -     1,527    33,814     1,527    33,814
    Same IBX centers-
     gain on Honolulu
     IBX sale          (9,647)        -         -    (9,647)        -
                     --------- --------- --------- --------- ---------
      Same IBX center
       EBITDA          31,031    26,620    20,706   107,151    69,741
                     --------- --------- --------- --------- ---------

    New IBX centers-
     income (loss)
     from operations   (3,532)   (4,015)   (1,124)  (13,279)   (5,712)
    New IBX centers-
     non-recurring
     revenue
     adjustment             -         -         -         -         -
    New IBX centers-
     depreciation,
     amortization and
     accretion
     expense            2,774     2,290     2,246     8,169     6,110
    New IBX centers-
     stock-based
     compensation
     expense               (1)       32         -        31         -
    New IBX centers-
     restructuring
     charges                -         -         -         -         -
    New IBX centers-
     gain on Honolulu
     IBX sale               -         -         -         -         -
                     --------- --------- --------- --------- ---------
      New IBX center
       EBITDA            (759)   (1,693)    1,122    (5,079)      398
                     --------- --------- --------- --------- ---------

      EBITDA          $30,272   $24,927   $21,828  $102,072   $70,139
                     ========= ========= ========= ========= =========

(10) We define cash gross margins as cash gross profit divided by pro forma revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins               64%       60%       61%       62%       59%
                     ========= ========= ========= ========= =========

    Asia-Pacific cash
     gross margins         56%       54%       49%       54%       45%
                     ========= ========= ========= ========= =========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins         67%       63%       62%       65%       59%
                     ========= ========= ========= ========= =========

(11) We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental pro forma revenue growth as follows:

    EBITDA - current
     period           $30,272   $24,927   $21,828  $102,072   $70,139
    Less EBITDA -
     prior period     (24,927)  (24,038)  (17,919)  (70,139)  (35,614)
                     --------- --------- --------- --------- ---------
      EBITDA growth    $5,345      $889    $3,909   $31,933   $34,525
                     ========= ========= ========= ========= =========

    Pro forma
     revenues -
     current period   $80,951   $73,726   $61,798  $288,094  $221,057
     Less pro forma
      revenues -
      prior period    (73,726)  (68,548)  (58,096) (221,057) (163,671)
                     --------- --------- --------- --------- ---------
      Pro forma
       revenue growth  $7,225    $5,178    $3,702   $67,037   $57,386
                     ========= ========= ========= ========= =========

    EBITDA flow-
     through rate          74%       17%      106%       48%       60%
                     ========= ========= ========= ========= =========




                            EQUINIX, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)


                   Assets                    December 31, December 31,
                                                2006         2005
                                             ------------ ------------

Cash, cash equivalents and investments          $156,481     $188,855
Accounts receivable, net                          26,864       17,237
Property and equipment, net                      546,395      438,790
Goodwill and other intangible assets, net         17,441       21,829
Debt issuance costs, net                           3,006        3,075
Prepaid expenses                                   7,160        5,098
Deposits                                           3,932        3,548
Deferred tax assets                                6,910            -
Other assets                                       3,643        2,565
                                             ------------ ------------
           Total assets                         $771,832     $680,997
                                             ============ ============

    Liabilities and Stockholders' Equity

Accounts payable and accrued expenses            $27,269      $22,557
Accrued property and equipment                    23,337       15,783
Accrued restructuring charges                     41,572       49,831
Borrowings under credit line                           -       30,000
Capital lease and other financing
 obligations                                      94,699       96,205
Mortgage payable                                  98,896       60,000
Convertible subordinated debentures               86,250       86,250
Deferred installation revenue                     11,694        7,658
Deferred recurring revenue                         6,732            -
Customer deposits                                    910        1,188
Deferred rent                                     20,924       18,792
Asset retirement obligations                       3,985        3,649
Other liabilities                                    536          411
                                             ------------ ------------
           Total liabilities                     416,804      392,324
                                             ------------ ------------

Common stock                                          29           27
Additional paid-in capital                       904,573      839,497
Deferred stock-based compensation                      -       (4,930)
Accumulated other comprehensive income             3,870        1,126
Accumulated deficit                             (553,444)    (547,047)
                                             ------------ ------------
           Total stockholders' equity            355,028      288,673
                                             ------------ ------------

           Total liabilities and
            stockholders' equity                $771,832     $680,997
                                             ============ ============


--------------------------------------------------------- ------------

Ending headcount by geographic region is as follows:

 U.S. headcount                                      442          372
 Asia-pacific headcount                              174          165
                                             ------------ ------------
           Total headcount                           616          537
                                             ============ ============




                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)
                             (unaudited)


                          Three Months Ended       Twelve Months Ended
                     ----------------------------- -------------------
                     December  September December  December  December
                        31,       30,       31,       31,       31,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------

Cash flows from
 operating
 activities:
    Net income
     (loss)            $9,111   $(5,168) $(32,604)  $(6,397) $(42,612)
    Adjustments to
     reconcile net
     income (loss)
     to net cash
     provided by
     operating
     activities:
     Depreciation,
      amortization
      and accretion    20,504    19,586    17,034    76,332    64,821
     Stock-based
      compensation      7,227     6,885     1,986    30,767     8,277
     Non-cash
      interest
      expense             237       227       224       880     1,675
     Gain on
      Honolulu IBX
      sale             (9,647)        -         -    (9,647)        -
     Restructuring
      charges               -     1,527    33,814     1,527    33,814
     Other
      reconciling
      items                40       437        26      (314)     (427)
     Changes in
      operating
      assets and
      liabilities:
      Accounts
       receivable      (2,758)     (646)   (1,031)   (9,666)   (4,854)
      Accounts
       payable and
       accrued
       expenses         4,286    (1,134)      153     4,756     3,755
      Accrued
       restructuring
       charges         (3,591)   (3,088)   (1,618)  (12,804)   (3,066)
      Other assets
       and
       liabilities        938     2,029       575       466     6,212
                     --------- --------- --------- --------- ---------
         Net cash
          provided
          by
          operating
          activities   26,347    20,655    18,559    75,900    67,595
                     --------- --------- --------- --------- ---------
Cash flows from
 investing
 activities:
    Purchase of
     Ashburn campus
     property               -         -   (53,759)        -   (53,759)
    Purchase of Los
     Angeles IBX
     property               -         -       (21)        -   (34,748)
    Purchase of
     Chicago IBX
     property               -         -         -    (9,766)        -
    Purchases of
     other property
     and equipment    (59,387)  (46,620)  (22,920) (162,291)  (45,412)
    Accrued property
     and equipment      4,740    (3,341)   10,626     7,554    12,871
    Proceeds from
     sale of
     Honolulu IBX       9,530         -         -     9,530         -
    Other investing
     activities             -         2       125         8       125
                     --------- --------- --------- --------- ---------
         Net cash
          used in
          investing
          activities  (45,117)  (49,959)  (65,949) (154,965) (120,923)
                     --------- --------- --------- --------- ---------
Cash flows from
 financing
 activities:
    Proceeds from
     warrants, stock
     options and
     employee stock
     purchase plans    10,080     8,180     1,772    38,836    12,989
    Proceeds from
     borrowings
     under credit
     line                   -    40,000    30,000    40,000    30,000
    Proceeds from
     Los Angeles IBX
     financing              -         -    38,142         -    38,142
    Proceeds from
     mortgage
     payable           40,000         -    60,000    40,000    60,000
    Repayment of
     borrowings
     under credit
     line             (40,000)        -         -   (70,000)        -
    Repayment of
     capital lease
     and other
     financing
     obligations         (376)     (391)   (1,310)   (1,506)   (5,523)
    Repayment of
     mortgage
     payable             (269)     (319)        -    (1,104)        -
    Other financing
     activities          (680)       (9)     (655)     (119)     (997)
                     --------- --------- --------- --------- ---------
         Net cash
          provided
          by
          financing
          activities    8,755    47,461   127,949    46,107   134,611
                     --------- --------- --------- --------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents         150       250         6       584      (520)
                     --------- --------- --------- --------- ---------
Net increase
 (decrease) in cash,
 cash equivalents
 and investments       (9,865)   18,407    80,565   (32,374)   80,763
Cash, cash
 equivalents and
 investments at
 beginning of period  166,346   147,939   108,290   188,855   108,092
                     --------- --------- --------- --------- ---------
Cash, cash
 equivalents and
 investments at end
 of period           $156,481  $166,346  $188,855  $156,481  $188,855
                     ========= ========= ========= ========= =========


Free cash flow (2)   $(18,770) $(29,304) $(47,390) $(79,065) $(53,328)
                     ========= ========= ========= ========= =========

Adjusted free cash
 flow (3)            $(28,300) $(29,304)   $6,390  $(78,829)  $35,179
                     ========= ========= ========= ========= =========

--------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

    Net cash
     provided by
     operating
     activities as
     presented above  $26,347   $20,655   $18,559   $75,900   $67,595
    Net cash used in
     investing
     activities as
     presented above  (45,117)  (49,959)  (65,949) (154,965) (120,923)
                     --------- --------- --------- --------- ---------
      Free cash flow $(18,770) $(29,304) $(47,390) $(79,065) $(53,328)
                     ========= ========= ========= ========= =========

(3) We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

    Free cash flow
     (as defined
     above)          $(18,770) $(29,304) $(47,390) $(79,065) $(53,328)
    Less purchase of
     Ashburn campus
     property               -         -    53,759         -    53,759
    Less purchase of
     Los Angeles IBX
     property               -         -        21         -    34,748
    Less purchase of
     Chicago IBX
     property               -         -         -     9,766         -
    Less proceeds
     from sale of
     Honolulu IBX      (9,530)        -         -    (9,530)        -
                     --------- --------- --------- --------- ---------
     Adjusted free
      cash flow      $(28,300) $(29,304)   $6,390  $(78,829)  $35,179
                     ========= ========= ========= ========= =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402
             (Equinix Investor Relations Contact)
             jstarr@equinix.com
             or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506
             (Equinix Media Contact)
             dave@kfcomm.com